Exhibit 99.1

Mimecast Names Bernd Leger as Chief Marketing Officer

Search for Chief Technology and Product Officer Underway

Moves Designed to Accelerate Innovation and Market Leadership

Lexington, MA – May 11, 2021 – Mimecast Limited (NASDAQ: MIME), a leading email security and cyber resilience company, today announced an executive appointment and chief technology and product officer search designed to support the company’s strategy to accelerate innovation to serve customers and partners, expand the enterprise business, and sell integrated, multi-product offerings.

Bernd Leger has been named chief marketing officer, effective May 17, 2021. Leger joins Mimecast from Nexthink, a leader in digital employee experience management software, where he served as chief marketing officer since 2019. In that role, he helped transform Nexthink’s marketing strategy and program and oversee a period of significant growth and value expansion. Prior to Nexthink, Leger held senior marketing roles at numerous software and cybersecurity companies, including Checkmarx, Cisco, CloudLock, and Rapid7. In this newly created position, Leger will report directly to Peter Bauer, Mimecast’s chief executive officer.

“Bernd is an innovator with a strong track record of planning and executing go-to-market strategies and building high-performing teams,” said Bauer. “Throughout his career, Bernd has leveraged his unique combination of marketing and cybersecurity expertise to successfully develop and launch category-defining companies. Bernd will play an important role as we continue to advance our up-market and Security 3.0 strategies.”

“I have long admired Mimecast’s innovative, data-driven culture, and I am honored to join the company at this important time in its evolution,” said Leger. “I look forward to partnering with Peter and the rest of the team to build on the company’s momentum and drive enhanced value for all of Mimecast’s stakeholders.”

Mimecast will also bring together its product management and engineering organizations into a fully integrated team, led by a chief technology and product officer. The company has initiated a search to identify a chief technology and product officer with the assistance of Spencer Stuart, a leading executive search firm.

In connection with this search, John Walsh, currently senior vice president, engineering and technical operations, and Christina Van Houten, currently chief strategy officer, will transition into advisory roles, effective May 31, 2021. Bauer will oversee the company’s product management and engineering teams until a chief technology and product officer is identified.

“We believe bringing our product management and engineering teams together under one leader will position us to innovate on and expand our multi-product platform faster and more effectively,” said Bauer. “Building an integrated product organization will enable Mimecast to better advance our strategy and realize the success we believe we can achieve. Our product management and engineering organizations are comprised of highly experienced leaders who will partner closely with me until we identify our chief technology and product officer. We thank John and Christina for their contributions to Mimecast and look forward to continuing to benefit from their expertise over the next several quarters.”

Mimecast: Relentless protection. Resilient world.™

Mimecast (NASDAQ: MIME) was born in 2003 with a focus on delivering relentless protection. Each day, we take on cyber disruption for our tens of thousands of customers around the globe; always putting them first, and never giving up on tackling their biggest security challenges together. We are the company that built an intentional and scalable design ideology that solves the number one cyberattack vector – email. We continuously invest to thoughtfully integrate brand protection, security awareness training, web security, compliance, and other essential capabilities. Mimecast is here to help protect large and small organizations from malicious activity, human error, and technology failure; and to lead the movement toward building a more resilient world. www.mimecast.com

Mimecast and the Mimecast logo are registered trademarks of Mimecast. All other third-party trademarks and logos contained in this press release are the property of their respective owners.

Safe Harbor for Forward-Looking Statements

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, the company’s growth strategy, the search for a chief technology and product officer, the leadership transition in the company’s product and engineering organizations, and the company’s ability to enhance stakeholder value, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plan,” “expects,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “might,” “could,” “see,” “seek,” “forecast,” and similar words. Mimecast intends all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including, but not limited to, uncertainties and risks relating to the company’s product and engineering leadership transition, the recent security incident, the reputational, financial, legal and other risks related to potential adverse impacts to our customers and partners as a result of the security incident, the impact of the global COVID-19 pandemic on the company’s business, operations, employees and financial results, the ability to attract new customers and retain existing customers, particularly during challenging economic times, competitive conditions, data breaches related to the recent security incident or otherwise, compliance with data privacy and data transfer laws and regulations related to the recent security incident or otherwise, service disruptions, the effect of the withdrawal of the United Kingdom from the European Union, risks associated with failure to protect the company’s intellectual property or claims that the company infringes the intellectual property of others, the successful integration of the company’s acquisitions, including DMARC Analyzer B.V., Segasec Labs Limited and MessageControl and other acquisitions the company may complete, the global nature of the company’s business, including foreign currency exchange rate fluctuations and the potential disparate economic impact of the global COVID-19 pandemic on the jurisdictions in which the company operates, and the other risks, uncertainties and factors detailed in Mimecast’s filings with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, Mimecast’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Mimecast is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Mimecast social media resources:

LinkedIn: https://www.linkedin.com/company/mimecast

Facebook: www.facebook.com/Mimecast/

Twitter: https://www.twitter.com/Mimecast

Blog: https://www.mimecast.com/blog/

Press Contact

Tim Hamilton

Press@Mimecast.com

617-393-7122

Investor Contact

Robert Sanders

Investors@Mimecast.com

617-393-7074